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                                                                     EXHIBIT 4.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                              PLAINS RESOURCES INC.
                                                                       Warrant 2

               Warrant for the Purchase of Shares of Common Stock

                                                                  150,000 shares

     FOR VALUE RECEIVED, PLAINS RESOURCES INC., a Delaware corporation (the "Company"), hereby certifies that Highbridge International LLC, or its permitted assigns (the "Holder"), is entitled to purchase from the Company, at any time or from time to time commencing on the date hereof and prior to 5:00 P.M., Houston time then current, on November 12, 2002, 150,000 fully paid and non-assessable shares of the common stock, $.10 par value per share, of the Company for a purchase price per share of $25.00 (the "Per Share Warrant Price"). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," and (iv) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant".) The Aggregate Warrant Price is not subject to adjustment. The number of Warrant Shares and the Per Share Warrant Price is subject to adjustment as hereinafter provided. This Warrant has been issued as a result of the transfer on May 20, 2002 by Shell Land & Energy Company to The Convertible Fund LLC of that certain Company Warrant #1 for the Purchase of Shares of Common Stock dated November 12, 1997 (the "Original Warrant") and the subsequent transfer of the Original Warrant by The Convertible Fund LLC on July 17, 2002 to Highbridge International LLC.

     1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof, and prior to 5:00 P.M., Houston time then current, on November 12, 2002, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the Company's offices in Houston, Texas, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or cashier's bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled (no fractional shares being issuable upon exercise of this Warrant), and deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. The Company shall pay all taxes and other expenses payable in connection with the preparation, execution and delivery of stock certificates pursuant to

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this Section 1. Unless and until the Warrant Shares are registered under the
Securities Act of 1933, as amended (the "Act") as provided for in Exhibit A-3 to the Exchange Agreement pursuant to which the Original Warrant was issued, certificates evidencing the Warrant Shares issued upon exercise of this Warrant shall bear a restrictive legend regarding limitations on transferability of such shares.

     2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, and (b) keep the shares of the Common Stock receivable upon the exercise of this Warrant listed upon notice of issuance on the American Stock Exchange or such other national securities exchange as the Common Stock of the Company may be listed from time to time.

     3. Protection Against Dilution.

     (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock other securities of the Company, the kind and amount of Common Stock and other securities shall be adjusted so that the Holder of this Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other securities of the Company which he would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(a), the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other securities of the Company, the Board of Directors (whose determination shall be made in its reasonable judgment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other securities.

     (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is a continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this

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Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. In the event of a statutory merger, the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder of this Warrant not less than 20 days prior to such event.

     (c) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Per Share Warrant Price shall be adjusted by multiplying such Per Share Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

     (d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Per Share Warrant Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid to the Holder notice of such adjustment setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

     (e) In the event that the Company issues securities, makes a distribution to its stockholders or undertakes some other capital change or transaction that the Company's Board of Directors in its reasonable judgment determines is an issuance, distribution, change or transaction that warrants an adjustment similar to those provided in this Section 3 based upon the intent hereof but with respect to which the provisions hereof are not specifically applicable, adjustments to the number of shares or other securities purchasable and the price of shares or other securities comparable to those provided in this Section 3 shall be made as a result of such issuance, distribution, change or transaction.

     4. Fully Paid Stock. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights.

     5. Limited Transferability. This Warrant is transferable or assignable by the Holder and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. Any Warrant issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant. Provided, however, this Warrant may not be transferred unless it is registered under the Act, or an exemption from such registration is available.

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     6. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     7. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

     8. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

     9. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, PLAINS RESOURCES INC. has caused this Warrant to be signed by its President or Vice President on July __, 2002 to be effective as of the 12th day of November, 1997.

                               PLAINS RESOURCES INC.


                               By:    /s/ Timothy T. Stephens
                                      ------------------------------------------
                               Name:  Timothy T. Stephens
                               Title: Executive Vice President & General Counsel

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                                  SUBSCRIPTION

     The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _______________ shares of the Common Stock of PLAINS RESOURCES INC. covered by said Warrant, and makes payment therefore in full at the price per share provided by said Warrant.

Dated:
       --------------


                                    Signature:
                                               ---------------------------------

                                    Address:

                                    --------------------------------------------

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                                   ASSIGNMENT

     FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto _____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________, attorney, to transfer said Warrant on the books of PLAINS

RESOURCES INC.

Dated:
       --------------


                                    Signature:
                                               ---------------------------------
                                    Address:

                                    --------------------------------------------

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                               PARTIAL ASSIGNMENT

     FOR VALUE RECEIVED _________________________ hereby assigns and transfers unto ________________________ the right to purchase _________ shares of the Common Stock of PLAINS RESOURCES INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of PLAINS RESOURCES INC.

Dated:
       --------------


                                    Signature:
                                               ---------------------------------
                                    Address:

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